Business Development and Consulting Agreement

THIS AGREEMENT, made as of this 2nd day of October, 2007 is by and between Reber America, Inc., a Canadian corporation (“REBER”) and Brisam Corporation, a Nevada corporation (“BRISAM”).

WHEREAS, REBER is company specializing in the manufacturing and distribution of commercial grade furniture with a desire to expand its services in the United States market; and

WHEREAS, BRISAM is a public company, which employs individuals with expertise in assisting companies in gaining market awareness and furthering their business objectives.

NOW, THEREFORE, in consideration of the mutual covenants as herein set forth, the parties agree as follows:

1.	Services to be performed by BRISAM.

1.1
BRISAM, generally through Brian Kitts, shall perform general business development services for REBER, including but not limited to: introducing new clients for REBER’s products and services; introducing high net individuals interested in REBER; assist REBER in refining its marketing and business materials; and provide general services on an as needed basis.

1.2	BRISAM shall also make available at least one person to be present at REBER presentations or similar events.

2.	Payment for Services.

2.1
REBER Agrees to pay BRISAM a monthly retainer of $20,000 for its services under this Agreement. It is understood and agreed by the parties that REBER is currently seeking investment capital to satisfy its working capital needs and at times may need to accrue the monthly payment under this Subsection until such time as REBER has sufficient working capital resources.

2.2
In addition to the monthly retainer called for under subsection 2.1 above, REBER Agrees that all travel, food, and lodging expense that BRISAM may incur during any agreed upon engagements shall be borne by REBER and BRISAM shall be reimbursed, upon submission of appropriate receipts, for any reasonable out of pocket expenses that it may incur with respect to such travel, food and lodging.

2.3
The parties hereto agree that prior to the beginning of any special engagement or use of BRISAM’s services they shall mutually agree to the cost and duration of such engagement or service. Any such agreement may be modified or extended upon mutual agreement of the parties.

2.4
REBER agrees to pay BRISAM for special services not later than 10 days after the conclusion of any engagement or completion of any services upon submittal of an invoice. Such payment shall be made by check or wire transfer.

3.	Miscellaneous

3.1
The parties may wish, from time to time, in connection with the work contemplated in this Agreement, to disclose confidential information to each other (“Confidential Information”). Each party will use reasonable efforts to prevent the disclosure of any of the other party’s Confidential Information to third parties upon receipt thereof. The recipient may acquire information that pertains to the disclosure’s processes, equipment, programs, developments, or plans that are both (i) disclosed or made known by the disclosure to the recipient to be confidential in nature and (ii) identified in writing as “proprietary” by the disclosure. The recipient agrees not to disclose any Confidential Information to third parties or to use any Confidential Information for any purpose other than performance of the services contemplated by this Agreement, without prior written consent of the disclosing party.

3.2	This Agreement may be terminated at any time, by any party, for any reason with thirty (30) days written notice to the non-terminating party.

3.3
The Parties exclusively consent to submit any dispute arising out of, or with respect to this Agreement or the performance of this Agreement to the jurisdiction and venue of an appropriate court located in Clark County, State of Nevada.

3.4
This Agreement constitutes the entire agreement between the parties hereto, supersedes all existing agreements between them, and cannot be changed or terminated except by a written agreement signed by the parties. There are no understandings, agreements, or representations, expressed or implied, with respect to the subject matter hereof that are not specified herein.

3.5
This Agreement is made in, and shall be interpreted in accordance with the laws of the State of Nevada applicable to contracts to be performed entirely within the State, and without regard to principles of conflicts of laws.

3.6	This Agreement may be executed in one or more counterparts, all of which when taken together shall constitute one and the same Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Reber America, Inc.

By:	/s/ Eginardo De Angelis

Printed Name and Title:	Eginardo De Angelis, President

Brisam Corporation

By:	/s/ Brian Kitts
Brian Kitts, President